UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant       ☒                 Filed by a Party other than the Registrant       ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Floating Rate & Alternative Income Trust
(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

XA Investments LinkedIn Ad Copy

[Video 1]

Headline:

XA Investments Upcoming Proxy Vote.

Body:

Watch XAI President Kimberly Flynn discuss the numerous benefits of approving the King Street Sub-Adviser for all XFLT shareholders, which will potentially enhance distributions and performance, with NO additional fees.

Vote FOR the proposal on the WHITE card ahead of the XFLT Special Meeting of Shareholders on July 30, 2026.

To review fund proxy information, click here: https://xainvestments.com/xflt-proxy/

Need help voting? Contact Okapi Partners LLC., toll-free, at (855) 305-0855.

#XAInvestments

Call To Action:

Learn More

Landing Page:

https://xainvestments.com/xflt-proxy/

Supporting Video Asset:

https://url.us.m.mimecastprotect.com/s/3J2cClYmnYiMmlB0FGfGfzMi-L?domain=vimeo.com

[Video 2]

Headline:

XA Investments Upcoming Proxy Vote.

Body:

Octagon has been fired. Voting against the proposal won’t reinstate Octagon or bring XAI/Octagon back to the table.

Watch XAI President Kimberly Flynn discuss the benefits of approving the King Street Sub-Adviser, which will potentially enhance distributions and performance, with NO change to your fees.

Vote FOR the proposal on the WHITE card ahead of the XFLT Special Meeting of Shareholders on July 30, 2026.

To review fund proxy information, click here: https://xainvestments.com/xflt-proxy/

Need help voting? Contact Okapi Partners LLC., toll-free, at (855) 305-0855.

#XAInvestments

Call To Action:

Learn More

Landing Page:

https://xainvestments.com/xflt-proxy/

Supporting Video Asset:

https://url.us.m.mimecastprotect.com/s/OYJDCmZnoZCM8qmBFOhBfRcqFH?domain=vimeo.com